            AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TERM NOTE

      THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TERM NOTE made as of September 15, 1999 by and among GUNTHER PARTNERS, LLC, a New York limited liability company, having a mailing address c/o Thomas M. Steinberg, President, Tisch Family Interests, 667 Madison Avenue, New York, New York 10021 (the "Secured Party") and GUNTHER INTERNATIONAL, LTD., a Delaware corporation having its principal office at One Winnendon Road, Norwich, Connecticut 06360 (the "Debtor").

                             W I T N E S S E T H:

      WHEREAS, the Secured Party and the Debtor are parties to a certain Loan and Security Agreement dated October 2, 1998 (the "Agreement"); and

      WHEREAS, as evidence of the Debtor's obligation to repay the Secured Party the $4,000,000 borrowed by the Debtor from the Secured Party pursuant to the terms of the Agreement (the "Loan"), the Debtor executed and delivered to the Secured Party the Debtor's $4,000,000 Term Note dated October 2, 1998 (the "Original Note"); and

      WHEREAS, as of September 14, 1999 the Debtor had repaid $800,000 of principal to the Secured Party leaving a then outstanding principal balance of the Loan of $3,200,000; and

      WHEREAS, the Secured Party has on the date hereof advanced an additional $800,000 to the Debtor and agreed to modify the repayment terms of the Loan as herein set forth; and

      WHEREAS, the Secured Party and the Debtor desire to document (i) the aforesaid additional $800,000 advance to the Debtor and (ii) the modification of the repayment terms of the Loan by amending the Agreement as herein provided and having the Debtor execute and deliver a Substitute Term Note in the form of Exhibit A attached hereto which would take the place of the Original Note.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Secured Party and the Debtor agree as follows:

      1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      2. Amendment to the Agreement.

      A. Interest. Section 1(a) of the Agreement is modified by adding the following at the end thereof:

                  (iii) Notwithstanding anything contained herein to the contrary, the Secured Party and the Debtor confirm that as of September 14, 1999, the accrued and outstanding interest on the Loan was $53,304.11 which shall be paid to the Secured Party on October 1, 1999. Interest on the outstanding principal balance of the Loan ($4,000,000 as of September 15, 1999) shall be payable as provided in the Agreement with all interest which shall accrue thereon from September 15, 1999 through September 30, 1999 being due and payable on October 1, 1999 together with the aforesaid outstanding interest which accrued on the Loan prior to September 15, 1999.

      B. Term Note; Installment Payments.  From and after September 15,
1999 the provisions of Section 1(b) of the Agreement shall be replaced by the following:

          (b)   Term Note; Installment Payments.

                (i) From and after September 15, 1999, the Debtor's obligations to repay the Loan shall be evidenced by that certain $4,000,000 Substituted Term Note dated as of September 15, 1999 made by the Debtor to the order of the Secured Party which shall be delivered to the Secured Party in substitution for the original $4,000,000 Term Note made by the Debtor to the order of the Secured Party on October 2, 1998. The defined term "Term Note" as used in the Agreement shall mean the aforesaid $4,000,000 Substituted Term Note.

                (ii) The principal of the Loan will be repaid in nine
      (9) payments as follows: (a) Two Hundred Thousand Dollars ($200,000) shall be paid on the first (1st) day of each month commencing on October 1, 2001 and continuing to and including April 1, 2002; (b) One Hundred Thousand Dollars ($100,000) shall be paid on May 1, 2002; and (c) the balance, together with all unpaid amounts due hereunder or under the Financing Statements, as herein defined, shall be paid on October 1, 2003 or on such earlier date that the Loan becomes due and payable as a result of acceleration as provided herein (the "Maturity Date"). Notwithstanding the foregoing, if at any time prior to October 1, 2001, the Retained Earnings of the Debtor, calculated in accordance with generally accepted accounting principals, increase to One Million Dollars ($1,000,000) or more above the Debtor's Retained Earnings as of June 30, 1999 (such event herein called the "Triggering Event") then the principal payments set forth above as being due on October 1, 2001 through May 1, 2002 shall be accelerated and become due in consecutive monthly installments as set forth above payable on the 1st day of each month commencing on the 1st day of the second (2nd) month following the month in which the Triggering Event shall occur.

      3. Substitute Term Note. Simultaneously with the execution of this Amendment to Loan and Security Agreement and Term Note, the Debtor has executed and delivered to the Secured Party the Debtor's $4,000,000 Substitute Term Note (the "Substitute Term Note") which shall be substituted for the Original Note. Notwithstanding the aforesaid substitution of the Substitute Term Note for the Original Note, the Debtor agrees to pay to the Secured Party on October 1, 1999 the $53,304.11 of interest which accrued and remains unpaid on the outstanding principal balance of the Original Note through September 14, 1999.

      4. Cross Reference in Financing Agreements. All references in the Financing Agreements to the "Agreement: and the "Term Note" shall be deemed to mean and refer to the Agreement, and the Substitute Term Note, as amended hereby and as may be further amended from time to time.

      5. Ratification of Obligations; No Defaults. As modified hereby, the Agreement and the Note and all of the Financing Agreements are hereby ratified and confirmed by the Borrower and the Lender and every provision, covenant, warranty, representation, condition, obligation, right and power contained in and under the Agreement, the Note and the other Financing Agreements, as amended hereby, shall continue in full force and effect. Without limiting the generality of the foregoing, Borrower hereby represents and warrants that as of the date hereof, after giving effect to this Amendment (i) there exists no Default or Event of Default and (ii) there exists no right of offset, defense, counterclaim, claim or objection in its favor as against the Lender with respect to the Agreement, the Note or any of the other Financing Agreements.

      6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7. Manner of Execution. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

      IN WITNESS WHEREOF, the Lender and the Borrower have caused this Amendment to Loan and Security Agreement and Note to be duly executed by their respective duly authorized officers as of the date first above written.



GUNTHER PARTNERS, LLC                     GUNTHER INTERNATIONAL, LTD.

By:                                       By:
   ---------------------------               -------------------------------
   Name:                                     Name:
   Title:                                    Title:
   Hereunto Duly Authorized                  Hereunto Duly Authorized

                                                                       EXHIBIT A
                                                                       ---------

                              SUBSTITUTE TERM NOTE
                              --------------------



$4,000,000                                                   September 15, 1999

Norwich, Connecticut

For value received, the undersigned, Gunther International, Ltd. (the

"Borrower") promises to pay to the order of GUNTHER PARTNERS, LLC ("Lender") at the office of its agent, c/o Thomas M. Steinberg, Tisch Family Interests, 667

Madison Avenue, New York, New York, 10021 or at such other place as Lender may designate, the principal sum of FOUR MILLION DOLLARS ($4,000,000), together with interest on the unpaid balance of this Note at the rate of eight percent (8%)

per annum, beginning on the date hereof, before or after maturity or judgment,

which interest shall be computed on the basis of a 360-day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against Lender, and together with all costs, expenses and reasonable attorneys' fees incurred in the collection of this Note, or to enforce or foreclose any security agreement or other document including, without limitation, the Agreement (as hereinafter defined), securing or relating to this

Note, or in protecting or defending the lien of said security agreement or other document, or in any
litigation or matter arising from or connected with said

security agreement, other document, or this Note. This Note is the Term Note referred to in, and is entitled to the benefits of, that certain Loan and

Security Agreement dated October 2, 1998 between Borrower and Lender as amended by that certain Amendment to Loan Agreement and Term Note dated the date hereof

(such Loan and Security Agreement as so modified and as the same may be further amended from time to time, the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the

Agreement. The Agreement, among other things, contains provisions for (i)

acceleration of the maturity of this Note upon the happening of certain stated

events, (ii) for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Agreement and (iii) the payment of interest at the Default Rate under certain circumstances. The Agreement and all other instruments either relating to or securing the indebtedness evidenced hereby are made a part of this Note and deemed incorporated in full.

      Interest shall be paid on the first day of each calendar quarter beginning

October 1, 1999, and continuing on the first day of each April, July, October and January thereafter, until the principal balance with accrued interest thereon is paid in
full. Principal shall be paid in nine payments as follows:

(a) Two Hundred Thousand Dollars ($200,000) shall be paid on the first day of each month commencing on October 1, 2001 and continuing to and including April

1, 2002; (b) One Hundred Thousand Dollars ($100,000) shall be paid on May 1,

2002 and (c) the balance together with all accrued and unpaid interest and all other unpaid amounts due hereunder or under the Financing Agreements, shall be due and payable on October 1, 2003 or on such earlier date that this Note becomes due and payable as a result of acceleration as provided in the Agreement

(the "Maturity Date"). Notwithstanding the foregoing, if at any time prior to

October 1, 2001, the Retained Earnings of the Borrower, calculated in accordance with generally accepted accounting principals, increase to One Million Dollars

($1,000,000) or more above the Borrower's Retained Earnings as of June 30, 1999

(such event herein called the "Triggering Event") then the principal payments set forth above as being due on October 1, 2001 through May 1, 2002 shall be accelerated and become due in consecutive monthly installments as set forth above payable on the 1st day of each month commencing on the 1st day of the second (2nd) month following the month in which the Triggering Event shall occur.

      Upon the occurrence of an Event of Default under and as defined in the

Agreement, the entire indebtedness, with accrued interest thereon, due under this Note, shall, at the option of Lender, become immediately due and payable without demand or notice of any kind.

      If any amount due hereunder is not paid within ten (10) days after the date it is due, without in any way affecting Lender's right to accelerate this

Note, a late charge equal to five percent (5%) of said amount shall be assessed against Borrower for each month that said amount is late, and shall be immediately due and payable without demand or further notice of any kind.

      Borrower hereby grants to Lender a lien and right of setoff for all of

Borrower's liabilities to Lender under this Note and the Agreement upon and against all the deposits, credits, collateral and property of Borrower, now or hereinafter in the possession or control of Lender or in transit to it. Lender may, at any time after the occurrence, and during the continuance, of an Event of Default, apply or set off the same, or any part thereof, to any liability of

Borrower, whether or not matured or demanded.

      Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by Borrower to Lender under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Lender under applicable
laws. Any amounts paid by Borrower to Lender in excess of such rate shall be deemed to be partial prepayments of principal hereunder.

      No delay or omission by Lender in exercising any right hereunder, nor failure by Lender to insist upon the strict performance of any terms herein,

shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

      BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTON

OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO

THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT

OF ANY OF LENDER'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS

WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE

RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY TO THIS NOTE HAS

AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS

SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL

TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND

HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE

ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH

BANK MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

      This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

      This Note is delivered in substitution for that certain $4,000,000 Term

Note dated October 2, 1998 made by the Borrower to the order of the Lender.


                                          GUNTHER INTERNATIONAL, LTD.



                                          By:
                                               ------------------------
                                               Name:
                                               Title: